UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2007

Pulte Homes, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Michigan	001-09804	38-2766606
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Bloomfield Hills Parkway, Suite 300, Bloomfield Hills, Michigan		48304
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-647-2750

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 23, 2007, Pulte Homes, Inc. (the "Company") began communicating to affected employees a restructuring plan designed to reduce costs and improve operating efficiencies. On May 29, 2007, the Company issued a press release regarding the restructuring plan, which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The Company expects to substantially complete the workforce reduction actions of the restructuring by June 30, 2007 and the remainder of the restructuring, primarily the consolidation of certain facilities related to administrative activities, by December 31, 2007.

At this time, the Company is not able in good faith to make a determination of an estimate or range of estimates of amounts to be incurred for each major type of cost nor the future cash expenditures associated therewith as required by paragraphs (b) and (d) of Item 2.05 of Form 8-K. The Company will file amendments to this Form 8-K as necessary after it makes a determination of such amounts.

Item 9.01 Financial Statements and Exhibits.

99.1 Press release announcing Restructuring Plan, dated May 29, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pulte Homes, Inc.

May 30, 2007	By:	Steven M. Cook

Name: Steven M. Cook
Title: Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release announcing Restructuring Plan, dated May 29, 2007